UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): August 2, 2016

HCI Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-34126	20-5961396
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5300 West Cypress Street, Suite 100

Tampa, Florida 33607

(Address of Principal Executive Offices)

(813) 849-9500

(Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On August 2, 2016, we released our earnings for the three months and six months ended June 30, 2016. We plan to host an earnings conference call that same day at 4:45 p.m. Eastern time during which our chief executive officer and chief financial officer will discuss the results.

Interested parties can listen to the live presentation by dialing the listen-only number below or by clicking the webcast link available on the Investor Information section of the company’s website at www.hcigroup.com.

Date: Tuesday, August 2, 2016

Time: 4:45 p.m. Eastern time (1:45 p.m. Pacific time)

Listen-only toll-free number: (877) 407-8033

Listen-only international number: (201) 689-8033

Conference ID: 13639472

Please call the conference telephone number 10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Investor Relations at 949-574-3860.

A replay of the call will be available by telephone after 8:00 p.m. Eastern time on the same day as the call and via the Investor Information section of the HCI Group website at www.hcigroup.com through September 2, 2016.

Toll-free replay number: (877) 660-6853

International replay number: (201) 612-7415

Conference ID: 13639472

Our earnings release appears as Exhibit 99.1 to this form 8-K

Item 9.01 Exhibits.

Exhibit 99.1	Earnings Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 2, 2016.

HCI GROUP, INC.

BY:	/s/ Richard R. Allen

Name:	Richard R. Allen
Title:	Chief Financial Officer

A signed original of this Form 8-K has been provided to HCI Group, Inc. and will be retained by HCI Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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